Exhibit 10.1
AMENDMENT NUMBER 4
TO THE
GOODRICH CORPORATION SEVERANCE PROGRAM
     THIS AMENDMENT is made this 21st day of May, 2008, by Goodrich Corporation (hereinafter referred to as the “Company”);
W I T N E S S E T H
     WHEREAS, the Company maintains the Goodrich Corporation Severance Program, as amended and restated, effective February 21, 2006 (hereinafter referred to as the “Plan”);
     WHEREAS, pursuant to Section 10 of the Plan, the Chief Executive Officer of the Company has the authority to amend the exhibits to the Plan; and
     WHEREAS, for the purpose of determining years of continuous service under the Plan, the Chief Executive Officer, in accordance with the purchase agreement between the Company and TEAC Aerospace Holdings, Inc. desires to give eligible employees credit for service with TEAC Aerospace Holdings, Inc. and TEAC Aerospace Technologies, Inc. if an eligible employee became an employee of the Company or one of its subsidiaries through the acquisition of TEAC Aerospace Holdings, Inc.
     NOW, THEREFORE, the Chief Executive Officer hereby amends Exhibit C to the Plan as set forth in the attached revision to Exhibit C effective for any Qualifying Termination, as that term is defined in the Plan, that occurs after April 17, 2008, if an eligible employee became an employee of the Company or one of its subsidiaries through the acquisition of TEAC Aerospace Holdings, Inc.
     IN WITNESS WHEREOF, the Company, by its Chief Executive Officer, has caused this Amendment to be executed as of the day and year first above written.

GOODRICH CORPORATION
By:
Marshall O. Larsen,
Chief Executive Officer

Exhibit C
To Goodrich Corporation Severance Program
List of Acquired Companies
For purposes of calculating years of service under Section 5 of the Goodrich Corporation Severance Program, service with the following companies prior to their acquisition by Goodrich or a subsidiary of Goodrich shall be considered, but only if the affected employee became an employee of Goodrich or a subsidiary of Goodrich through the acquisition:
The Cleveland Pneumatic Company
Coltec Industries Inc. and any subsidiaries of Coltec
Goodrich Actuation Systems Limited
Goodrich Control Holdings Limited
Goodrich Control Systems Limited
Gulton Data Systems and any affiliated employer
Hughes Aircraft Company
ITEK
Perkin-Elmer Corporation
Raytheon Corporation
Rohr, Inc.
Simmonds Precision Engine Systems, Inc.
Simmonds Precision Motion Controls, Inc.
Simmonds Precision Products, Inc.
TEAC Aerospace Holdings, Inc.
TEAC Aerospace Technologies, Inc.
TRW, Inc. and any affiliated employer
Universal Propulsion Company, Inc.
Revised May, 2008